Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-190614, 333-196840, and 333‑205642) and Registration Statement on Form S-3 (No. 333-198598) of Intrexon Corporation of our report dated September 9, 2015 relating to the consolidated financial statements of Oxitec Limited, which appear in the Current Report on Form 8-K of Intrexon Corporation dated September 4, 2015, as amended by this Current Report on Form 8‑K/A of Intrexon Corporation dated October 28, 2015.

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom
October 27, 2015